Exhibit 1.1

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement

CHINA UNICOM LIMITED

(Incorporated in Hong Kong with limited liability under Companies Ordinance)

ANNOUNCEMENT

The Board is pleased to disclose the operational statistics of the Group for the month of July 2003.

The Board of the Company (the “Board”) is pleased to disclose the operational statistics of the Company and its subsidiaries (collectively the “Group”) for the month of July 2003.

Operational Statistics for the month of July 2003 and the comparative figures for the previous month are as follows:-

	July 2003	June 2003
1. CELLULAR BUSINESS:
Aggregated Number of GSM Cellular Service Subscribers	60.378 million	59.663 million
— Post-Paid Subscribers	31.866 million	31.654 million
— Pre-Paid Subscribers	28.512 million	28.009 million
Aggregated Net Addition in 2003 of GSM Cellular Service Subscribers	6.913 million	6.198 million
— Post-Paid Subscribers	2.148 million	1.936 million
— Pre-Paid Subscribers	4.765 million	4.262 million
Aggregated Number of CDMA Cellular Service Subscribers	10.998 million	9.978 million
— Post-Paid Subscribers	10.933 million	—
— Pre-Paid Subscribers (Note 3)	0.065 million	—
Aggregated Net Addition in 2003 of CDMA Cellular Service Subscribers	4.753 million	3.733 million
— Post-Paid Subscribers	4.688 million	—
— Pre-Paid Subscribers (Note 3)	0.065 million	—

2. INTERNATIONAL & DOMESTIC LONG DISTANCE TELEPHONE SERVICES:

Aggregated Usage Volume in 2003 of Outgoing Calls of Circuit Switched Long Distance Telephone (minutes)	4.1224 billion	3.3925 billion
— Domestic Long Distance	4.0526 billion	3.3336 billion
— International, Hong Kong, Macau & Taiwan Long Distance	0.0698 billion	0.0589 billion
Aggregated Usage Volume in 2003 of Outgoing Calls of IP Telephone (minutes)	6.1901 billion	5.2845 billion
— Domestic Long Distance	6.1040 billion	5.2090 billion
— International, Hong Kong, Macau & Taiwan Long Distance	0.0861 billion	0.0755 billion

3. INTERNET SERVICES:

Aggregated Number of Internet Subscribers	10.253 million	9.754 million

4. PAGING SERVICES:

Aggregated Number of Paging Subscribers	12.280 million	13.025 million

Notes:

1.                       All the Aggregated Numbers recorded for the months of June 2003 and July 2003 are aggregated data reported at 24:00 on 30 June 2003 and 31 July 2003 respectively.

2.                       The accounting periods of all Aggregated Net Additions in 2003 and all Aggregated Usage Volumes in 2003 for the months of June and July 2003 are the period commencing from 0:00 on 1 January 2003 to 24:00 on 30 June 2003 and the period commencing from 0:00 on 1 January 2003 to 24:00 on 31 July 2003 respectively.

3.                       The CDMA prepaid service was only launched in July 2003 in Beijing, Chongqing, Heilongjiang, Jiangxi, Hubei and Guangxi.

4.                       After the completion of the acquisition of cellular businesses of 9 provinces on 31 December 2002, the Company disclosed separate statistics for the cellular businesses of the original 12 provinces as well as the newly acquired 9 provinces for 6 months from January 2003 to June 2003; in order to let the investors to have a clearer view of the performance of the newly acquired businesses. After expiration of the said 6 month period and starting from operational statistics of July 2003, operational statistics of cellular businesses will no longer be released separately for the 12 provinces and the newly acquired 9 provinces.

Caution Statement

The Board wishes to remind investors that the above operational statistics for the months of June and July 2003 are based on the Group’s internal records. Investors are cautioned not to unduly rely on such statistics. In the meantime, investors are advised to exercise caution in dealing in the shares of the Company.

By Order of the Board CHINA UNICOM LIMITED YEE FOO HEI Company Secretary

Hong Kong, 19 August 2003